Exhibit 10.2

AMENDMENT TO THE DHT MARITIME, INC.
2005 INCENTIVE COMPENSATION PLAN

This Amendment (“Amendment”) to the DHT Maritime, Inc. (formerly Double Hull Tankers, Inc.) 2005 Incentive Compensation Plan (the “Plan”) is effective as of June 19, 2009.

WHEREAS, in accordance with Section 7(a) of the Plan, the Board of Directors (the “Board”) of DHT Maritime, Inc. (the “Company”) may, subject to the approval of the stockholders of the Company, amend the Plan to increase the maximum number of Shares for which Awards may be granted under the Plan and to increase the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company;

WHEREAS, the Board adopted a resolution on May 14, 2009 approving, subject to the approval of the stockholders of the Company, a proposal to increase the number of Shares available for Awards under the Plan from 300,000 to 700,000 and to increase the maximum number of Shares with respect to which Awards may be granted to any Participant in the Plan in any fiscal year of the Company from 75,000 to 100,000 (the “Proposal”);

WHEREAS, on June 18 and June 19, 2009, in accordance with § 71(3) of the Business Corporations Act of the Republic of the Marshall Islands and Section 2.08 of the Bylaws of the Company, the stockholders of the Company approved the Proposal by the affirmative vote of a majority of the shares of the Company’s common stock represented at the annual meeting of stockholders of the Company;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.           Amendments.  (a) The first sentence of Section 4(a) of the Plan is hereby amended and restated in its entirety as follows:

“Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 700,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 150,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 100,000.”

(b)  Upon execution of this Amendment, the Plan shall be deemed to be amended and modified accordingly, and all references to the Plan in such document shall be read to include the Plan as amended and modified by this Amendment.

2.           The Plan.  Except as specifically amended hereby, all of the terms and other provisions of the Plan are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms on the date hereof.  Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Plan.

3.           Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this amendment as of the date first written above.

by

/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Chief Financial Officer